Exhibit 10.16

                                ESCROW AGREEMENT

      This Escrow Agreement is entered into as of March 4, 2005, by and among ELECTRONIC CONTROL SECURITY, INC., a New Jersey corporation (the "Parent") CLARION SENSING SYSTEMS, INC., an Indiana corporation (the "Company"); the shareholders of the Company, all of whom are listed on Attachment A (the "Shareholders"); and Lasser Hochman, L.L.C., (the "Escrow Agent").

                                    RECITALS

      A. Clarion Sensing Systems Acquisition Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") which provides that the Sub shall acquire substantially all of the assets and assume certain specified liabilities of the Company, on the terms and conditions set forth therein. The Shareholders and Sub have entered into an Agreement with Target Stockholders ("Target Stockholders Agreement") under which the Shareholders agree to indemnify the Sub in the event of a breach of the terms and conditions of the Purchase Agreement.

      B. The Purchase Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of Company and the Shareholders under the Purchase Agreement and various related agreements. As a condition precedent to Sub's and Parent's execution of the Purchase Agreement and related agreements and to more fully secure unto Parent and Sub the benefits under the Purchase Agreement, Parent and Sub have required that the Company and the Shareholders enter into this Agreement ; and Parent and the Shareholders have agreed to enter into this Agreement in order to induce Parent and Sub to consummate the transaction described in the Purchase Agreement.

                                    AGREEMENT

      The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

Section 1. Defined Terms

      Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Purchase Agreement.

Section 2. Escrow

      2.1 Shares to be Placed in Escrow. On the date of the Closing (the "Closing Date"), Parent shall issue a certificate for 394,682 shares of the Common Stock of Parent (the "Parent Common Stock") to be issued pursuant to the Purchase Agreement (the "Escrow Shares"), in the name of Escrow Agent or its nominee, evidencing the shares of the Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to the terms and conditions of this Agreement.

      2.2. Indemnification. The Shareholders have agreed in the Target Stockholder Agreement to indemnify and hold harmless each Parent and Sub from and against, and shall compensate and reimburse each of them for Adverse Consequences, as set forth therein. The Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in this Agreement.

      2.3 Voting Shares. On any matter brought before the Parent stockholders for a vote, the Escrow Agent shall vote the Escrow Shares as directed by the Shareholders individually. Each Shareholder shall have the right to direct the vote of the number of shares resulting from the multiplication of the Shareholder's percentage set forth on Attachment A by the total number of Escrow Shares held by the Escrow Agent on the record date for the vote.

      2.4 Dividends Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any of the Escrow Shares shall be held by the Escrow Agent in the Escrow. At the time any of the Escrow Shares are required to be released from the Escrow to any person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such person.

      2.5 Transferability. The interests of the Company in the Escrow and in the Escrow Shares held in the Escrow shall not be assignable or transferable, other than by operation of law . No transfer of any of such interests by operation of law shall be recognized or given effect until Parent shall have received written notice of such transfer.

      2.6 Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional shares in the Escrow or (ii) releasing any fractional share from the Escrow.

Section 3. Claim Procedures

      3.1 Claim Notice. If Parent or Sub determines in good faith that there is or has been a possible inaccuracy in or breach of any representation, warranty, covenant or other provision set forth in any of the Asset Purchase Agreement or related agreements, or in any document or instrument delivered pursuant thereto or in connection therewith (collectively, the "Transactional


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

Agreements") and if Parent or Sub is entitled, under the terms of the Transactional Agreements or any of them, to make a claim against the Escrow with respect to such possible inaccuracy or breach, then Parent may deliver to the Shareholders Representative (as defined in Section 4.1 herein) and the Escrow Agent a written notice of such possible inaccuracy or breach (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's or Sub's belief that such possible inaccuracy or breach exists or has occurred, and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Adverse Consequences that have arisen and may arise as a result of such possible inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered prior to the Terminate Date (as defined in Section 6.1 hereto).

      3.2 Response Notice. Within thirty (30) days after the delivery of a Claim Notice to the Shareholders Representative, the Shareholders Representative shall deliver to Parent, with a copy to the Escrow Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that shares of Parent Common Stock having a Stipulated Value (as defined in Section 7 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or (ii) instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow Agent, together with a statement that the remaining portion of such Claim Amount is being disputed; or
(iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Parent from the Shareholders Representative within thirty (30) days after the delivery of a Claim Notice to the Shareholders Representative, then the Shareholders Representative shall be deemed to have given instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow.

      3.3 Release of Shares to Parent.

            (a) If the Shareholders Representatives give (or is deemed to have given) instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to the Claim Amount (or such lesser number of Escrow Shares as is then held in the Escrow).

            (b) If a Response Notice delivered by the Shareholders Representative in response to a Claim Notice contains instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

            (c) If a Response Notice delivered by the Shareholders Representative in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 6 of this Escrow Agreement, the Escrow Agent shall continue to hold in the Escrow (in addition to any other shares of Parent Common Stock permitted to be retained in the Escrow), shares of Parent Common Stock having a Stipulated Value equal to 110% of the Disputed Amount. Such shares of Parent Common Stock shall continue to be held in the Escrow until (i) delivery of a notice executed by Parent and the Shareholders Representative setting forth instructions to the Escrow Agent regarding the release of such shares, or (ii) delivery of a copy of an arbitrator's award (as defined in Section 3.3(e) setting forth instructions to the Escrow Agent as to the release of such shares. The Escrow Agent shall thereupon release shares of Parent Common Stock from the Escrow in accordance with the instructions set forth in such notice or arbitrator's award. (The parties acknowledge that it is appropriate to retain more than 100% of a Claim Amount in the Escrow in recognition of the fact that Parent may have underestimated the aggregate amount of the actual and potential Adverse Consequences arising in connection with a particular Claim Notice).

            (d) In the event that any Response Notice indicates that there is a Disputed Amount, the Shareholders Representative and Parent (acting on its own behalf or on behalf of Sub) shall for a period of 60 days attempt in good faith to resolve th rights of the respective parties with respect to such claims. If the Shareholders Representative and Parent should so agree, a notice setting forth such agreement shall be signed by both parties and sent to the Escrow Agent who shall thereupon transfer, deliver and assign to Parent such number of Escrow Shares held in Escrow as have a Stipulated Value equal to the agreed upon amount (or such lesser number of shares as is then held in Escrow).

            (e) If no such agreement can be reached within such 60 day period, either Parent or the Shareholders Representative may demand arbitration of the matter unless the amount of Adverse Consequences at issue is the subject of pending litigation (or alternative dispute resolution) with a third party, in which event arbitration shall not be commenced until such litigation is concluded or both parties request arbitration. Arbitration shall be held in Cincinnati, Ohio. The arbitration shall be conducted under the auspices of the American Arbitration Association or another body selected by the parties. The parties shall use commercially reasonable efforts to agree on a single arbitrator. If they are unable to do so within 15 days after notice of commencement of the arbitration is given, then any party to the dispute may request the American Arbitration Association to supply a list of five prospective arbitrators. The parties shall alternately strike one name from the list, beginning with the party who commenced the arbitration, until only one name remains, and the last person remaining on the list shall be the arbitrator. By mutual agreement, the parties may reject an entire list and request another. Judgment on an award of the arbitrator may be entered by any court of competent


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

jurisdiction. The arbitrators shall have the authority to grant equitable relief. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses, including attorneys' fees, of preparing for an participating in the arbitration. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis he deems appropriate. Arbitration will be limited to determining, to the extent in dispute by the parties, the existence and amount, if any, of indemnifiable Adverse Consequences under the Transactional Agreements, or any of them.

Section 4. Shareholders Representative.

      4.1 Shareholders Representative.

            (a) The Shareholders shall be represented hereunder by H. Martin Harmless II ("Shareholders Representative"). The Shareholders Representative is hereby empowered by each Shareholder to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock or other property placed in Escrow in satisfaction of claims by Parent or Sub, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, demand arbitration of and comply with awards of arbitrators with respect to such claims and to take any and all actions necessary or appropriate in the judgment of the Shareholders Representative for the accomplishment of the foregoing.

            (b) In the event a Shareholder Representative shall die or resign or otherwise terminate this status as such, a successor, who shall be a Shareholder, shall be appointed by a majority-in-interest of the Shareholders. All decisions of the Shareholders Representative shall be made by a majority vote or agreement if there shall be more than two Shareholder Representatives. The Shareholders Representative shall receive no compensation for his services.

            (c) The Shareholders Representative shall not be liable to the Shareholders or the Company for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable judgment. The Shareholders and Company hereby agree to indemnify and hold the Shareholders Representative harmless against any loss, liability, or expenses incurred by Shareholders Representative in his capacity as such, except to the extent such loss, liability or expense is due to bad faith or negligent conduct. The Shareholders Representative shall be entitled to reimbursement by the Shareholders, pro rata to the percentages set forth opposite the names of the Shareholders on Attachment A hereto, for attorneys fees and other out-of-pocket expenses incurred by Shareholders Representative in accordance with this Agreement.

            (d) A decision by the Shareholders Representative shall constitute a decision of all of the Shareholders and the Company, and shall be final, binding and conclusive upon each of them. Parent, Sub and the Escrow Agent may rely upon any act, decision, consent or instruction of the Shareholders Representative as being the act, decision, consent or instruction of each and all of the Shareholders, and Parent, Sub and the Escrow Agent are hereby relieved


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

from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Shareholders Representative.

Section 5. Third Party Claims

      In the event Parent becomes aware of any third-party claim which Parent believes may result in a claim for indemnification, Parent shall notify the Shareholders Representative of such claim.

Section 6. Release of Shares to Shareholders

      6.1 Shares to be Released. On the earlier of: (i) three years after the date of the Asset Purchase Agreement or (ii) the earliest practicable date following the fiscal year in which Sub achieves sales in excess of $3,000,000 and net earnings before taxes in excess of $600,000, all determined in accordance with generally accepted accounting principles consistently applied. the Escrow Agent shall release to the Company from the Escrow all shares of Parent Common Stock then held in the Escrow, except for any shares of Parent Common Stock that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement

Section 7. Valuation of Shares Held in Escrow.

      For purposes of this Escrow Agreement, the "Stipulated Value" of each of the Escrow Shares shall be deemed to be equal to the closing ask price of a share of Parent Common Stock on the date such Escrow Shares shall be released from Escrow to the Parent.

Section 8. Fees and Expenses

      8.1 The Escrow Agent will be entitled to no fee in its capacity as Escrow Agent. The Escrow Agent will be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder. Each of (i) Parent and
(ii) the Shareholders shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Shareholders' share of any such extraordinary expenses, if such share is paid by Parent.

      8.2 Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Shareholder in connection with this Agreement shall be borne by such Shareholder.

      8.3 Upon a notice in writing delivered to the Escrow Agent by Parent in respect of Section 8.1, the Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to Section 8.1 or to
Section 9.2, such number of Escrow Shares held in the Escrow which have a Stipulated Value equal to the amount to be reimbursed.

Section 9. Duties of Escrow Agent; Limitation of Escrow Agent's Liability.


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

      9.1 The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Agreement, and the Escrow Agent shall be under no duty to determine whether Parent, the Shareholders Representative or the Shareholders are complying with the requirements of this Agreement or any other agreement. The Escrow Agent shall not be liable for losses due to act of God, war, loss of electrical power or the failure of communication devices.

      9.2 The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

      9.3 Parent and the Shareholders, jointly and severally, hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of (i) Parent and (ii) the Shareholders shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Shareholders' share of any such loss, liability or expense, if such share is paid by Parent.

Section 10. General

      10.1 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of Parent's or the Shareholders' rights, or any obligation of any Shareholder, or of Parent under the Transactional Agreements.

      10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereunder.

      10.3 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.4 Severability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent found to be invalid or unenforceable, the remainder of this


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

Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

      10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement will become binding when one ore more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

      10.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Agreement may be amended on behalf of all of the Shareholders by (i) the Shareholders Representative or (ii) a majority in interest of the Shareholders. Notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      10.7 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

      10.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or such other address for a party as shall be specified by like notice):

If to Parent:
                                Electronic Control Security,  Inc.
                                790 Bloomfield Avenue
                                Building C - Suite 1
                                Clifton, NJ 07012
                                Attention: Mr. Arthur Birch
                                Phone No. 973-574-8555
                                Fax No. 973-574-8562


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

With a copy to:                 Lasser Hochman, L.L.C.
                                75 Eisenhower Parkway
                                Roseland, New Jersey 07068
                                Attention: David Silver, Esq.
                                Phone No. 973-226-2700
                                Fax No. 973-226-0844

If to the
Shareholders
Representative:                 Mr. Martin Harmless
                                Clarion Sensing Systems, Inc.
                                3901 W. 30th Street
                                Indianapolis, IN 46222
                                Phone No.
                                Fax No.

With a copy to:                 John W. Boyd
                                Barnes & Thornburg, LLP
                                11 South Meridian Street
                                Indianapolis, Indiana 46204
                                Phone No. 317-231-7773
                                Fax No. 317-231-7433

If to Escrow Agent to:          Lasser Hochman, L.L.C.
                                75 Eisenhower Parkway
                                Roseland, New Jersey 07068
                                Attention: David Silver, Esq.
                                Phone No. 973-226-2700
                                Fax No. 973-226-0844

      All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

      10.9 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit or attachment will mean a Section in, or exhibit or attachment to, this Agreement unless otherwise explicitly set forth. The titles and


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

headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

      10.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby an to carry into effect the intents and purposes of this Agreement.

      10.11 Absence of Third Party Beneficiary Rights. No provisions of this Agreement be intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties and this Agreement.

      10.12 Entire Agreement. This Agreement, the Transactional Agreements and the Attachment hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect tot he subject matter hereof and supersede all prior and contemporaneous agreement or understandings, inducements or conditions, express or implied, written or oral, agreements or understandings, inducements or conditions, express or implied, written or oral between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the term hereof.

      10.13 Resignation or Replacement of Escrow Agent. At its cost, Parent may substitute a successor Escrow Agent for the Escrow Agent upon thirty days advance written notice to the Shareholders Representative and the Escrow Agent. Escrow Agent may resign upon 30 days advance written notice to Parent and the Shareholders Representative. Within such 30 day period, Parent shall appoint a successor Escrow Agent in accordance with this Section 10.13. If Parent has not appointed a successor Escrow Agent within such period, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

      10.14 Compliance with Securities Laws. Prior to release of the Escrow Shares, the recipient thereof and Parent shall take such actions as may be necessary to comply with the securities laws of the United States or any state; provided however, Parent is under no obligation to register the Escrow Shares or to make an exemption from registration available.

      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of
the day of              , 2005.

                                         ELECTRONIC CONTROL SECURITY, INC.


                                         By:
                                            ------------------------------------
                                                  Arthur Barchenko, President


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

                                         CLARION SENSING SYSTEMS, INC.


                                         By:
                                            ------------------------------------
                                              H. Martin Harmless II, President


                                         LASSER HOCHMAN, L.L.C.

                                         By:
                                            ------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------


                                         SHAREHOLDER OF THE COMPANY

                                         Name:
                                              ----------------------------------
                                               BETTY HARMLESS

                                         Name:
                                              ----------------------------------
                                              BARRY PACHCIARZ

                                         Name:
                                              ----------------------------------
                                              TONY HARMLESS

                                         Name:
                                              ----------------------------------
                                              H. MARTIN HARMLESS II

                                         Name:
                                              ----------------------------------
                                              JON PAYNE

                                         Name:
                                              ----------------------------------
                                              CARRIE BELLOCK

                                         Name:
                                              ----------------------------------
                                              JERRY GOULD

                                         Name:
                                              ----------------------------------
                                              BOB PLUMMER

                                         Name:
                                              ----------------------------------
                                              BRIAN O'DELL


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

                                         Name:
                                              ----------------------------------
                                              ANDY EASLY

                                         Name:
                                              ----------------------------------
                                              ART PATTERSON

                                         Name:
                                              ----------------------------------
                                              SUSAN BOATRIGHT

                                         Name:
                                              ----------------------------------
                                              DICK CHEGAR

                                         Name:
                                              ----------------------------------
                                              SCOTT CRONK


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

                                  ATTACHMENT A

Shareholder                                                   Percentage
-----------                                                   ----------

Betty Harmless                                                    9.239%

Barry Pachciarz                                                  28.380%

Tony Harmless                                                    30.554%

Marty Harmless                                                    8.066%

Jon Payne                                                         9.602%

Carrie Bellock                                                     .076%

Jerry Gould                                                        .015%

Bob Blummer                                                         .03%

Brian O'Dell                                                        .03%

Andy Easly                                                         .015%

Art Patterson                                                     1.146%

Susan Boatright                                                   5.824%

Dick Chegar                                                       6.495%

Scott Cronk                                                        .528%


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